                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

     Gymboree Manufacturing, Inc., a California corporation.
     Gym-mark, Inc., a California corporation.
     The Gymboree Stores, Inc., a California corporation.
     Gymboree Retail Stores, Inc., a California corporation.
     Gymboree Logistics Partnership, a California General partnership, wholly owned by The Gymboree Stores, Inc. and Gymboree Retail Stores, Inc.
     Gymboree Play Program, Inc., a California corporation.
     Gymboree Operations, Inc., a California corporation.
     Gymboree, Inc., a Canadian and Delaware corporation.
     Gymboree Japan K.K., a Japanese corporation.
     Gymboree Industries Holdings Ltd., a Republic of Ireland Limited Company. Gymboree Hong Kong Ltd., a Hong Kong Limited Company, wholly owned by
Gymboree Industries Holdings Ltd.
     Gymboree Industries Ltd., a Republic of Ireland Limited Company, wholly owned by Gymboree Industries Holdings Ltd.
     Gymboree Ireland Leasing Ltd., a Republic of Ireland Limited Company. Gymboree of Ireland, Ltd., a Republic of Ireland Limited Company. Gymboree U.K. Leasing Ltd., a United Kingdom Limited Company.
     Gymboree U.K. Ltd., a United Kingdom Limited Company.